                                                                      EXHIBIT 5


      [MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. LETTERHEAD]


                                              July 22, 1997



ImmunoGen, Inc.
333 Providence Highway
Norwood, Massachusetts 02062


Gentlemen:

        We have acted as counsel to ImmunoGen, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 2,757,862 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

        In connection with this opinion, we have examined the Company's Restated Articles of Organization and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certificated or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

        Our opinion is limited to the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

        We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


ImmunoGen, Inc.
July 22, 1997
Page 2


                                                Very truly yours,


                                                Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.